Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 29, 2024, with respect to the consolidated financial statements of Xometry, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia

February 29, 2024